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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-4 of Medquest, Inc. and the Guarantors listed in the table on the cover page of the Form S-4 of our report dated November 11, 2002 relating to the Statements of Income and Changes in Retained Earnings, and of Cash Flows of AMI Outpatient Services, Ltd. for the eight months ended August 31, 2001, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ SARVAS, KING & COLEMAN, PC


Phoenix, Arizona
February 12, 2003